EXHIBIT 10.1

                                 DECO TEK, INC.
                           EMPLOYEE COMPENSATION PLAN

                           ADOPTED: SEPTEMBER 8, 2000

ARTICLE I. INTRODUCTION

Section 1.1 PURPOSES. The purposes of the 2001 Employee Compensation Plan (the "Plan") of DECO TEK Inc., (the "Company") are (i) to align the interests of the Company's shareholders and its', Officers and Directors by increasing the proprietary interest of such recipients in regard to the Company's growth, direction and success, (ii) to advance the interests of the Company by retaining Officer/Directors and Non Employee Directors of the Company and (iii) to motivate such Officer/Directors and Non-Employee Directors to act in the long-term best interests of the Company.

Section 1.2 DEFINITIONS.

"AGREEMENT" shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

"BOARD" shall mean the Board of Directors of the Company.

"CHANGE IN CONTROL" shall have the meaning set forth in Section 4.6(b).

"CODE" shall mean the Internal Revenue Code of 1986, as amended.

"COMMON  STOCK"  shall mean the common  stock, $0.001 par value, of the Company.

"COMPANY"  shall mean Deco Tek, Inc., a Nevada Corporation

"DISABILITY" shall mean the inability of the holder of an award to perform substantially such holder's duties and responsibilities for a continuous period of at least six months, as determined solely by the Board.

"IMMEDIATE FAMILY" shall mean any spouse, child, stepchild, or adopted child.

"INCUMBENT BOARD" shall have the meaning set forth in Section 4.8(b)(2) hereof.

"NON-EMPLOYEE DIRECTOR" shall mean except as applied to the definition of Board, any director of the Company who is not an officer or employee of the Company.

"STOCK" shall mean shares of Common Stock

"STOCK AWARD" shall mean an award of Stock under this Plan.



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Section 1.3 ADMINISTRATION. This Plan shall be administered by the Board. Awards may be made under this Plan, in the form of Stock, to eligible officers and directors of the Company. The Board shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations
it  deems   necessary   for  the   administration   of  this   Plan.   All  such
interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Board may delegate some or all of its power and authority hereunder to the President, Chief Executive Officer, or other executive officer of the Company as the Board deems appropriate.

No member of the Board, and neither the President, Chief Executive Officer nor any other executive officer to whom the Board delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the President, Chief Executive Officer, or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company's Articles of Incorporation, Bylaws, and under any directors' and officers' liability insurance that may be in effect from time to time.

A majority of the Board shall constitute a quorum. The acts of the Board shall be either (i) acts of a majority of the members of the Board present at any meeting at which a quorum is present or (ii) acts approved in writing by a majority of the members of the Board without a meeting.

Section 1.4 ELIGIBILITY. Participants in this Plan shall consist of such officers and directors of the Company as the Board in its sole discretion may select from time to time. Non-Employee Directors shall be eligible to participate in this Plan in accordance with Article IV.

Section 1.5 SHARES AVAILABLE. Subject to adjustment as provided in Section 4.7, the total number of shares of Common Stock available for all grants of awards under this Plan on any calendar year, shall be percent (10.0%) of the outstanding and issued Common Stock as of January 1 of such year beginning January 1, 2001, plus the number of shares of Common Stock which shall have become available for grants of awards under this Plan in any and all prior calendar years, but which shall not have become subject to any award granted in any prior year.

ARTICLE II. STOCK AWARDS

Section 2.1 STOCK AWARDS. The Board may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Board .


Section 2.2 TERMS OF STOCK AWARDS. Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Board shall deem advisable.

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(a) NUMBER OF SHARES AND OTHER TERMS. The number of shares of Common Stock shall be determined by the Board.

(b) VESTING AND FORFEITURE. The Agreement relating to a Stock Award shall provide, in the manner determined by the Board, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award if the holder of such award remains continuously in the employment of the Company during the specified Period and for the forfeiture of the shares of Common Stock.

(c) SHARE CERTIFICATES. A certificate or certificates representing a Stock Award may be registered in the holder's name and may bear a legend, in addition to any legend which may be required, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the terms and conditions of this Plan and the Agreement relating to the Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Stock Award in the event such award is forfeited in whole or in part.

(d) RIGHTS WITH RESPECT TO STOCK AWARDS. Unless otherwise set forth in the Agreement relating to a Stock Award, and subject to the terms and conditions of a Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a distribution in cash, shall be deposited with the Company.

Section 2.3 TERMINATION OF EMPLOYMENT. Except as otherwise provided in Section 4.8, all of the terms relating to a Stock Award, or cancellation of or forfeiture of such Stock Award upon a termination of employment with the Company of the holder of such Stock Award, whether by reason of retirement or other termination, shall be set forth in the Agreement relating to such Stock Award, except that, notwithstanding the foregoing, each Stock Award shall become fully vested and non-forfeitable upon the death or Disability of the Participant awarded such Stock Award, provided such Participant is employed by the Company on the date of death or Disability.


ARTICLE III. PROVISIONS RELATING TO NON-EMPLOYEE DIRECTORS

Section 3.1 ELIGIBILITY. Each Non-Employee Director shall be eligible to receive shares of Common Stock in accordance with this Article III.

Section 3.2 TIME AND MANNER OF DISTRIBUTION. At the date of any annual meeting of shareholders of the Company during the term of this Plan, Non-Employee
Directors shall receive shares of Common Stock in lieu of such Non-Employee Director's future annual stipend. Notwithstanding the foregoing, any distribution made to (i) a Non-Employee Director in respect of the annual retainer payable for the period beginning on the date of the 2001 annual meeting of the shareholders of the Company or (u) an individual who becomes a


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Non-Employee  Director  on a date less than  three  months  prior to any  annual meeting of shareholders, shall become effective on the first business day that is three months after the date ("Effective Date") such Non-Employee Directors contract, and such distribution shall be applicable only to the portion of such Non-Employee Director's annual stipend determined by multiplying such annual stipend by a fraction, the numerator of which is the number of calendar days from the Effective Date to and including the last day for which such Annual Stipend is payable and the denominator is 365. Any fraction of a share shall be disregarded.

ARTICLE IV. GENERAL

Section 4.1 EFFECTIVE DATE AND TERM OF PLAN. This Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 2001 annual meeting of stockholders, shall become effective on the date of such approval. This Plan shall terminate 5 years after its effective date unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

Awards hereunder may be made at any time prior to the termination of this Plan, provided that no award may be made later than 5 years after the effective date of this Plan. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

Section 4.2 AMENDMENTS. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation including Section 162(m) of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 4.7), or (b) extend the term of this Plan; provided further that, subject to Section 4.7. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder. Notwithstanding the foregoing, the Board may condition the grant of any award or combination of awards authorized under the Plan on the surrender or deferral by the Participant of such Participant's right to an award hereunder, a cash bonus, or other compensation otherwise payable by the Company to the Participant.

Section 4.3 AGREEMENT. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

Section 4.4 TRANSFERABILITY OF SHARES.

(a) Except as set forth in Section 4.4(b) or as otherwise determined by the Board, no Share shall be transferable other than (i) by will, the laws of descent and distribution or pursuant to beneficiary designation procedures


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approved by the Board. Upon any attempt to so sell,  transfer,  assign,  pledge, hypothecate, encumber or otherwise dispose of any such award, and all rights thereunder shall immediately become null and void.

(b) Notwithstanding the provisions of Section 4.4(a), option rights shall be transferable by a Participant, without payment of consideration therefor by the transferee, to any one or more members of the Participant's Immediate Family (or to one or more trusts established solely for the benefit of one or more members of the Participant's Immediate Family or to one or more partnerships in which the only partners are members of the Participant's Immediate Family); provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected subject to the specific authorization of, and in accordance with any terms and conditions that shall have been made applicable thereto, by the Board and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.

Section 4.5 ADJUSTMENT. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding Stock Award, and the terms of each outstanding Share shall be appropriately adjusted by the Board. The decision of the Board regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being available under this Plan, such fractional security shall be disregarded

Section 4.6 CHANGE IN CONTROL.

(a) (1) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(1) or (2) below in connection with which the holders of Common Stock receive shares of Common Stock that are registered under Section 12 of the Exchange Act, (i) the Restriction Period applicable to any outstanding Stock Award shall lapse, (ii) there shall be substituted for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control.

(1) the acquisition by any individual, entity or group (a "Person"), including any person within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); or

(2) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

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Section  4.7 NO RIGHT OF  PARTICIPATION  OR  EMPLOYMENT.  No person  outside  of
officers,   directors,  or  non-employee  directors  shall  have  any  right  to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, or affect in any manner the right of the Company to terminate the employment of any person at any time without liability hereunder.

Section 4.8 RIGHTS AS STOCKHOLDER No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

Section 4.9 GOVERNING LAW. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Nevada construed in accordance therewith without giving effect to principles of conflicts of laws.

Section 4.10 DEFERRAL AGREEMENTS. The Participants may enter into agreements which will defer the receipt of any shares of Common Stock to be received under an award. Any such agreement shall require that the deferred distribution be made in shares of Common Stock.






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